UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 7, 2019

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2019, the Board of Directors and Compensation Committee of Majesco adopted a stock ownership policy for all executive officers and certain other officers of Majesco and all non-employee directors to better align the interests of management, the Board of Directors and shareholders of Majesco. Under the policy, Majesco’s Chief Executive Officer, the Majesco Leadership Team, Senior Vice Presidents and non-employee directors will be required to continuously own a minimum amount of stock of the Company or Majesco Limited and will have three (3) years from the date of adoption of the policy or their joining Majesco to meet their minimum holding requirement.

For the Chief Executive Officer, the minimum holding requirement will be 200% of his base salary; for non-employee directors, 100% of the cash fees received annually by such directors for their work on the Board (exclusive of meeting fees).; for the Leadership Team, 100% of their base salary and for Senior Vice Presidents, 50% of their base salary. Executives who do not satisfy their ownership requirement at the end of the third year will be granted 25% of their annual cash bonus (if any) in stock instead. Majesco updated its corporate governance guidelines posted on its corporate website to reflect the policy for non-employee directors.

On May 7, 2019, the Board of Directors and Compensation Committee of Majesco adopted a severance policy for the Majesco Leadership Team and Senior Vice Presidents who have been with Majesco for at least one (1) year (the “Executives”) and are terminated without cause (as defined in the policy). Generally no severance will be payable if termination is due to the Executive's dishonesty (including theft), insubordination, job abandonment, willful refusal to perform his or her job, violation of the Executive’s employment agreement and confidentiality obligations, violation of Majesco policies on discrimination, unlawful harassment and substance abuse and other policies in the Majesco employee handbook and excessive absenteeism. Under the policy, the Executives will be entitled to receive severance of six (6) months of their base salary in addition to any applicable notice period, their annual bonus based on Majesco performance pro-rated to the number of completed months worked in the period and six (6) months of company-paid COBRA premiums (or health insurance coverage until the end of the fiscal year for India employees). In addition, the Executives will have ninety (90) days to exercise their vested options. In order to receive these benefits, the Executives will be required to execute and not revoke a release of claims against Majesco and agree to a one year non-compete and non-solicit covenant. The policy does not amend the terms for the severance of Executives under their existing employment agreements.

Item 8.01.	Other Items.

On May 7, 2019, the Board of Directors of Majesco amended Majesco’s anti-hedging policy pursuant to which no director, officer or employees of Majesco may purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Majesco equity securities (i) granted to such employee, officer or director as part of the compensation of such employee, officer or director; or (ii) otherwise held, directly or indirectly, by such persons. Majesco posted its amended anti-hedging policy on its corporate website.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO
Date: May 10, 2019

	By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer

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